-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


               Date of Report:  August 15, 2000
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

 ___________________________________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  August 15, 2000


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


                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                    Contact:  Greg Derrick
                                              Deere & Company
                                              Moline, IL 61265
                                              (309) 765-5290


FOR IMMEDIATE RELEASE - AUGUST 15, 2000


Higher Margins, Market-Share Gains
Drive Deere Profits in Third Quarter

 .    Third-quarter net income more than doubles, to
     $172.4 million

 .    Physical volume climbs 30%

 .    Results show company gaining market share, expanding
     profitability

    MOLINE, Illinois -- Deere & Company today reported worldwide net income of $172.4 million, or $0.72 per share, for the third quarter ended July 31, representing a 150 percent increase over the $68.9 million, or $.29 per share, earned in the same period last year. Net income for the first nine months rose 54 percent, totaling $414.4 million, or $1.75 per share, versus $268.7 million, or $1.15 per share, last year. The earnings increases were primarily due to improved manufacturing efficiencies associated with higher sales and production volumes.

    "Although the farm economy continues to feel the effects of depressed commodity prices, our third-quarter results again show Deere remaining solidly profitable," said Robert W. Lane, president and chief executive officer. During the quarter, the company continued to gain market share while recording higher profit margins, he noted. "These results speak well of our success in profitably expanding all our businesses while at the same time asserting leadership in the global markets we serve."

    Worldwide net sales and revenues were $3.632 billion for the third quarter and $9.761 billion for the first nine months of 2000, compared with $3.036 billion and $8.963 billion, respectively, last year. Net sales of equipment were $3.122 billion for the third quarter and $8.326 billion for the first nine months, compared with $2.489 billion and $7.420 billion for the comparable periods a year ago. Sales rose due to an increased physical volume and the inclusion of results of the recently acquired Timberjack Group, partially offset by the impact of weaker European currencies. Overseas sales were up 9 percent for the quarter and 4 percent year to date. Excluding the impact of weaker foreign currencies, the increases were 18 percent and 13 percent. Overall, the company's physical volume of sales rose 30 percent for the quarter and 15 percent for the first nine months, compared with levels of a year ago.

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

    Worldwide equipment operations had net income of $117.5 million for the quarter and $277.8 million for the first nine months of 2000, compared with $2.7 million and $112.3 million, respectively, last year. The increases were primarily due to improved manufacturing efficiencies associated with higher sales and production volumes as well as lower pension and post-retirement health-care costs. In addition, third-quarter results benefited from a lower tax rate. Partially offsetting these factors were higher sales-incentive costs and higher selling and administrative expenses related to growth and other initiatives.

    Excluding interest costs, taxes and certain other corporate expenses, worldwide equipment operating profit was $249 million for the quarter, more than triple last year's level of $82 million. Nine-month operating profit rose 79 percent, to $610 million, from $341 million a year ago.

 .    Products of the company's worldwide agricultural
equipment division have met with enthusiastic customer response this year and, as a result, have made meaningful gains in market share. Operating profit of the division has increased sharply, to $158 million for the third quarter and $332 million for the first nine months, compared with an operating loss of $1 million and operating profit of $78 million for the respective periods in 1999. The increases were primarily due to improved manufacturing efficiencies associated with higher sales and production volumes, in addition to lower pension and post-retirement health-care costs, and the impact of quality and efficiency-improvement initiatives. Partially offsetting these factors were higher selling and administrative expenses related to growth and other initiatives as well as higher sales-incentive costs. Overseas results remained solidly profitable but were lower for both periods due to the impact of weaker European currencies, a less-favorable sales mix, higher sales-incentive costs and higher selling and administrative expenses related to growth.

 .    In the worldwide commercial and consumer equipment
division, operating profit was $46 million for the quarter and $170 million for the first nine months, compared with $50 million and $151 million in the comparable 1999 periods. Although the division is continuing to benefit from market-share gains and positive customer response to new products, recent results have come under pressure due to weaker market conditions. The quarterly decline in operating profit was primarily due to higher selling and administrative expenses related to growth and other initiatives, as well as costs and inefficiencies associated with the handheld-product and generator operations, and the impact of a stronger Japanese yen. Benefiting results for both periods were higher sales and production volumes.

 .    Operating profit of the worldwide construction equipment
division was $60 million for the quarter and $151 million for the first nine months, compared with $46 million and $134 million last year. The increases were primarily due to higher sales and production volumes as well as improved efficiencies. Sales moved up 22 percent for the quarter and 10 percent for the nine months mainly as a result of an expanded product line and the impact of Timberjack. Last year's sales were adversely affected by implementation of the estimate-to-cash order-fulfillment initiative. Having a negative impact on this year's results was a reversal of sales and cost of sales related to company equipment held in inventory by dealers acquired by Nortrax, a recently established joint venture.

 .    Net income of the credit operations was $47 million for
the quarter and $124 million for the first nine months, compared with $58 million and $141 million, respectively, last year. The decreases were primarily due to a reduced level of receivable sales, resulting in lower gains, and higher operating expenses, partially offset by higher income from a larger receivable and lease portfolio.

 .    The company's other businesses had operating losses of
$10 million for the quarter and $29 million for the first nine months, compared with operating losses of $11 million and $14 million for last year's comparable periods. Current-year results were adversely affected by costs related to the development of new products, e-business initiatives, and goodwill amortization of the special technologies group. Health-care operations have generated higher profit this year, which in the current quarter more than offset the increased development costs in special technologies.

Market Conditions & Outlook

 .    Agricultural Equipment. Despite earlier forecasts of
drought, crop production is expected to be strong again this year in the U.S. and most other regions, raising prospects for a further increase in worldwide carryover stocks. Commodity prices have retreated in light of this development. However, continued high levels of direct government payments are expected to help keep farm incomes about the same as last year. On the basis of these factors, Deere continues to expect North American industry-retail sales of farm machinery to be flat to down 5 percent for this fiscal year in relation to 1999 levels. Declines of 5 to 10 percent are considered likely in other major markets.

 .    While Deere's farm-equipment operations are expected to
continue outperforming previous-year results, fourth-quarter profit will be negatively affected by normal seasonal factors and by an increase in promotional programs to incent dealers to reduce used-equipment levels. Further, the company believes that weakness in the fundamentals of the farm economy is likely to continue next year, with industry-retail sales of farm machinery in the U.S. and Canada forecast to be flat to down 5 percent on a preliminary basis.

 .    Commercial and Consumer Equipment.  Although the division
should record double-digit sales gains for the year, fourth-quarter results are expected to continue being pressured by dry weather in certain areas and by lower housing starts and a slowing economy.

 .    Construction Equipment.  In spite of gains in non-
residential and public construction and an increase in forestry activity, U.S. housing-start construction is expected to be lower for the year due to higher interest rates. In U.S. forestry markets, the outlook remains mixed with higher pulp prices, due to stronger markets for paper and linerboard, but lower prices for lumber. In this environment, Deere expects construction-industry retail sales to be down about 10 percent compared with last year. Retail sales of Deere

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

products are expected to be higher in the remainder of the year due to an expanded product line, including the acquisition of Timberjack. Also benefiting the division's performance, year-2000 production is expected to track more closely with retail demand than was the case in 1999 when dealers were reducing their inventories.

 .    Credit Operations. Credit is expected to continue to
benefit from a larger receivable and lease portfolio this year. However, lower gains on the sale of receivables, higher growth expenditures and continued weakness in the agricultural economy are expected to keep pressure on margins and have an adverse effect on this year's results.

    Based on these conditions, the company's worldwide physical volume of sales is currently projected to increase by 17 percent for the year and 22 percent for the fourth quarter, in comparison with 1999.

    "Our aggressive approach to managing cash flows and pursuing excellence in all our operations is allowing us to remain profitable while making significant market-share gains," commented Hans W. Becherer, company chairman. "John
Deere remains well-positioned to continue growing and achieving strong levels of performance even in light of a challenging farm economy."

John Deere Capital Corporation

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC's net income was $40.5 million for the third quarter and $109.1 million for the first nine months of 2000, compared with $50.2 million and $124.1 million, respectively, last year. These decreases were primarily due to lower income from the sale of retail notes and higher operating expenses, partially offset by higher income on a larger average receivable and lease portfolio.

    Net receivables and leases financed by JDCC were $7.783 billion at July 31, 2000, compared with $7.170 billion one year ago. The increase resulted from acquisitions exceeding collections during the last twelve months. This was partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $9.981 billion at July 31, 2000, compared with $9.391 billion at July 31, 1999.

Safe Harbor Statement

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements under the "Market Conditions and Outlook" heading and other statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect only particular lines of business, while others could affect all of the company's businesses.

    The results of the company's agricultural equipment segment are strongly influenced by the many interrelated factors that affect farmers' confidence, including worldwide demand for

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

agricultural products, world grain stocks, prices realized for commodities and livestock, weather conditions, government farm programs, animal diseases, crop pests and harvest yields. Factors that are particularly important to the company's outlook for this segment include the prices realized by farmers for their crops and livestock, which are in turn strongly impacted by weather and soil conditions and the level of farm product exports, as well as the level of payments under U.S. government farm programs. The outlook for harvest prices especially affects retail sales of agricultural equipment in the fall.

    The company's outlook for its commercial and consumer equipment sales assumes the continuation of current economic conditions in the United States and is dependent on the level of consumer confidence. Other important assumptions include continued consumer acceptance of the company's new products and a continuation of existing consumer borrowing patterns.

    The number of housing starts is especially important to sales of the company's construction equipment. The results of the company's construction equipment segment are also impacted by levels of public construction and non-residential construction. Prices for pulp, lumber and structural panels are important to sales of forestry equipment. In addition, the impact of the recent Timberjack Group acquisition is uncertain, especially the cost and success of the company's post-merger integration efforts.

    All of the company's businesses are affected by general economic conditions in the global markets in which the company operates, interest and currency exchange rates, as well as monetary and fiscal policies (including actions by the Federal Reserve Board); actions of competitors in the various industries in which the company competes, particularly price cutting; dealer practices, especially as to levels of new and used field inventories; and legislation affecting the sectors in which we operate. Other risks and uncertainties that, from time to time, could affect the company's results include production difficulties, such as capacity and supply constraints; labor relations; technological difficulties; and changes to accounting standards.

    The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. These estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in filings with the Securities and Exchange Commission.

THIRD QUARTER 2000 PRESS RELEASE
(millions of dollars and shares except per share amounts)

Net sales and revenues:
(millions of dollars except per share amounts)
                                       Three Months Ended
                                       July 31
                                                         %
                                       2000    1999    Change
Net sales and revenues:
  Agricultural equipment net sales     $1,619  $1,229   + 32
  Commercial and consumer equipment
    net sales                             839     717   + 17
  Construction equipment net sales        649     531   + 22
  Other net sales                          15      12   + 25
      Total net sales                   3,122   2,489   + 25
  Credit revenues                         351     311   + 13
  Other revenues                          159     236   - 33
    Total net sales and revenues*      $3,632  $3,036   + 20

Operating profit (loss):
  Agricultural equipment               $  158  $   (1)
  Commercial and consumer equipment        46      50   -  8
  Construction equipment                   60      46   + 30
  Credit                                   74      90   - 18
  Other                                   (10)    (11)  -  9
    Total operating profit*               328     174   + 89
Interest, corporate expenses
  and income taxes                       (156)   (105)  + 49
    Net income                         $  172  $   69   +149

Per Share:
  Net income - basic                   $  .74  $  .30   +147
  Net income - diluted                 $  .72  $  .29   +148

* Includes overseas equipment operations:
    Net sales                          $  772  $  709   +  9
    Operating profit                   $   47  $   56   - 16

Net sales and revenues:
(millions of dollars except per share amounts)
                                       Nine Months Ended
                                       July 31
                                                         %
                                       2000    1999    Change
Net sales and revenues:
  Agricultural equipment net sales     $4,329  $3,967   +  9
  Commercial and consumer equipment
    net sales                           2,330   1,958   + 19
  Construction equipment net sales      1,622   1,478   + 10
  Other net sales                          45      17   +165
      Total net sales                   8,326   7,420   + 12
  Credit revenues                         963     850   + 13
  Other revenues                          472     693   - 32
    Total net sales and revenues*      $9,761  $8,963   +  9

Operating profit (loss):
  Agricultural equipment               $  332  $   78   +326
  Commercial and consumer equipment       170     151   + 13
  Construction equipment                  151     134   + 13
  Credit                                  194     220   - 12
  Other                                   (29)    (14)  +107
    Total operating profit*               818     569   + 44
Interest, corporate expenses
  and income taxes                       (404)   (300)  + 35
    Net income                         $  414  $  269   + 54

Per Share:
  Net income - basic                   $ 1.77  $ 1.16   + 53
  Net income - diluted                 $ 1.75  $ 1.15   + 52

* Includes overseas equipment operations:
    Net sales                          $2,138  $2,047   +  4
    Operating profit                   $  154  $  208   - 26

                               July 30  October 31  July 31
                               2000     1999        1999
Equipment Operations:
  Trade accounts and notes
    receivable - net           $ 3,627  $ 3,251     $ 3,740
  Inventories                  $ 1,725  $ 1,294     $ 1,428

Financial Services:
  Financing receivables and
    leases financed - net      $ 9,260  $ 8,276     $ 8,186
  Financing receivables and
    leases administered -
      net                      $11,650  $10,992     $10,727

Average shares outstanding       234.2    232.9       232.6

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DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Three Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment              $3,122.2  $2,489.4
Finance and interest income            341.7     280.1
Insurance and health care premiums     117.7     184.8
Investment income                        2.8      14.2
Other income                            47.7      67.1
    Total                            3,632.1   3,035.6

Costs and Expenses
Cost of goods sold                   2,487.7   2,099.2
Research and development expenses      131.0     114.7
Selling, administrative and general
  expenses                             384.5     338.9
Interest expense                       182.0     138.9
Insurance and health care claims
  and benefits                          94.7     153.1
Other operating expenses                82.8      66.0
    Total                            3,362.7   2,910.8

Income of Consolidated Group
  Before Income Taxes                  269.4     124.8
Provision for income taxes             101.5      61.0
Income of Consolidated Group           167.9      63.8

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                  .2       (.2)
  Other                                  4.3       5.3
    Total                                4.5       5.1

Net Income                          $  172.4  $   68.9

Per Share:
  Net income - basic                $    .74  $    .30
  Net income - diluted              $    .72  $    .29

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Three Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment              $3,122.2  $2,489.4
Finance and interest income             22.6      19.4
Insurance and health care premiums
Investment income
Other income                            27.3      26.5
    Total                            3,172.1   2,535.3

Costs and Expenses
Cost of goods sold                   2,491.8   2,103.1
Research and development expenses      131.0     114.7
Selling, administrative and general
  expenses                             296.7     235.1
Interest expense                        51.2      38.0
Insurance and health care claims
  and benefits
Other operating expenses                11.2      12.0
    Total                            2,981.9   2,502.9

Income of Consolidated Group
  Before Income Taxes                  190.2      32.4
Provision for income taxes              72.7      29.7
Income of Consolidated Group           117.5       2.7

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                47.0      57.6
  Other                                  7.9       8.6
    Total                               54.9      66.2

Net Income                          $  172.4  $   68.9

DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Three Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  324.6  $  264.4
Insurance and health care premiums     122.6     193.0
Investment income                        2.8      14.2
Other income                            27.3      47.3
    Total                              477.3     518.9

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                              88.0     104.0
Interest expense                       136.2     104.5
Insurance and health care claims
  and benefits                          94.7     156.5
Other operating expenses                79.3      61.5
    Total                              398.2     426.5

Income of Consolidated Group
  Before Income Taxes                   79.1      92.4
Provision for income taxes              28.8      31.3
Income of Consolidated Group            50.3      61.1

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                  .2       (.2)
  Other                                  (.1)
    Total                                 .1       (.2)

Net Income                          $   50.4  $   60.9

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DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Nine Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment              $8,326.3  $7,419.7
Finance and interest income            957.3     814.1
Insurance and health care premiums     346.0     550.7
Investment income                       15.6      48.9
Other income                           115.9     129.1
    Total                            9,761.1   8,962.5

Costs and Expenses
Cost of goods sold                   6,645.6   6,191.7
Research and development expenses      373.3     323.8
Selling, administrative and general
  expenses                           1,063.1     981.3
Interest expense                       488.9     415.8
Insurance and health care claims
  and benefits                         279.9     459.3
Other operating expenses               227.9     158.7
    Total                            9,078.7   8,530.6

Income of Consolidated Group
  Before Income Taxes                  682.4     431.9
Provision for income taxes             271.8     170.1
Income of Consolidated Group           410.6     261.8

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .5        .2
  Other                                  3.3       6.7
    Total                                3.8       6.9

Net Income                          $  414.4  $  268.7

Per Share:
  Net income - basic                $   1.77  $   1.16
  Net income - diluted              $   1.75  $   1.15

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Nine Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment              $8,326.3  $7,419.7
Finance and interest income             68.8      65.1
Insurance and health care premiums
Investment income                        7.7
Other income                            73.4      59.3
    Total                            8,476.2   7,544.1

Costs and Expenses
Cost of goods sold                   6,657.8   6,204.3
Research and development expenses      373.3     323.8
Selling, administrative and general
  expenses                             811.3     680.0
Interest expense                       132.1     120.7
Insurance and health care claims
  and benefits
Other operating expenses                26.8      11.2
    Total                            8,001.3   7,340.0

Income of Consolidated Group
  Before Income Taxes                  474.9     204.1
Provision for income taxes             197.1      91.8
Income of Consolidated Group           277.8     112.3

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                               124.2     141.4
  Other                                 12.4      15.0
    Total                              136.6     156.4

Net Income                          $  414.4  $  268.7

DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Nine Months Ended
share amounts                       July 31
(Unaudited)                         2000      1999
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  903.3  $  760.2
Insurance and health care premiums     360.6     572.1
Investment income                        7.9      48.9
Other income                            64.0      91.2
    Total                            1,335.8   1,472.4

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             253.4     304.0
Interest expense                       371.6     306.4
Insurance and health care claims
  and benefits                         279.9     465.9
Other operating expenses               223.4     168.3
    Total                            1,128.3   1,244.6

Income of Consolidated Group
  Before Income Taxes                  207.5     227.8
Provision for income taxes              74.7      78.3
Income of Consolidated Group           132.8     149.5

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .5        .2
  Other                                             .1
    Total                                 .5        .3

Net Income                          $  133.3  $  149.8

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

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
BALANCE SHEET                 Consolidated Subsidiaries)
Millions of dollars           July 31    October 31 July 31
(Unaudited)                   2000       1999       1999
Assets
Cash and short-term
  investments                 $   351.7  $   295.5  $   352.3
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     351.7      295.5      352.3
Marketable securities             116.0      315.5      845.4
Receivables from
  unconsolidated subsidiaries
  and affiliates                  211.7       30.2       37.7
Trade accounts and notes
  receivable - net              3,627.0    3,251.1    3,739.5
Financing receivables - net     7,532.4    6,742.6    6,781.5
Other receivables                 276.8      273.9      396.6
Equipment on operating
  leases - net                  1,855.0    1,654.7    1,499.6
Inventories                     1,725.1    1,294.3    1,428.0
Property and equipment - net    1,803.6    1,782.3    1,735.3
Investments in unconsolidated
  subsidiaries and affiliates     185.5      151.5      145.5
Intangible assets - net           708.8      295.1      300.9
Prepaid pension costs             623.3      619.9      637.0
Other assets                      244.9      185.5      148.4
Deferred income taxes             744.8      598.1      568.9
Deferred charges                   96.0       88.0      114.0
    Total                     $20,102.6  $17,578.2  $18,730.6

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 5,246.9  $ 4,488.2  $ 5,358.9
Payables to unconsolidated
  subsidiaries and affiliates      58.4       15.5       22.3
Accounts payable and
  accrued expenses              2,670.5    2,432.8    2,548.5
Insurance and health care
  claims and reserves              55.8       55.4      402.5
Accrued taxes                     167.4      144.8      158.3
Deferred income taxes              53.4       63.0       19.0
Long-term borrowings            5,005.2    3,806.2    3,627.9
Retirement benefit accruals
  and other liabilities         2,493.2    2,478.0    2,408.7
    Total liabilities          15,750.8   13,483.9   14,546.1
Stockholders' equity            4,351.8    4,094.3    4,184.5
    Total                     $20,102.6  $17,578.2  $18,730.6

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services." Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY              EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED      (Deere & Company with Financial
BALANCE SHEET                Services on the Equity Basis)
Millions of dollars          July 31    October 31 July 31
(Unaudited)                  2000       1999       1999
Assets
Cash and short-term
  investments                $   153.1  $   111.7  $   138.3
Cash deposited with
  unconsolidated subsidiaries    113.8      117.4       75.1
    Cash and cash equivalents    266.9      229.1      213.4
Marketable securities                       205.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                 393.0      266.0      252.1
Trade accounts and notes
  receivable - net             3,627.0    3,251.1    3,739.5
Financing receivables - net      124.0      118.4       95.6
Other receivables                140.0      129.4       15.3
Equipment on operating
  leases - net                     3.2        2.6
Inventories                    1,725.1    1,294.3    1,428.0
Property and equipment - net   1,756.5    1,738.8    1,687.5
Investments in unconsolidated
  subsidiaries and affiliates  1,535.8    1,362.8    1,758.7
Intangible assets - net          707.1      294.8      294.2
Prepaid pension costs            623.3      619.9      637.0
Other asset                      107.6       95.7       70.6
Deferred income taxes            739.3      592.9      540.9
Deferred charges                  87.5       80.8       78.7
    Total                    $11,836.3  $10,281.9  $10,811.5

Liabilities and Stockholders'
  Equity
Short-term borrowings        $ 1,012.0  $   642.2  $ 1,337.5
Payables to unconsolidated
  subsidiaries and affiliates     58.4       15.5       22.3
Accounts payable and
  accrued expenses             2,069.4    1,891.9    1,707.3
Insurance and health care
  claims and reserves
Accrued taxes                    151.2      138.1      141.8
Deferred income taxes              7.6        7.2        6.3
Long-term borrowings           1,718.2    1,036.1    1,039.2
Retirement benefit accruals
  and other liabilities        2,467.7    2,456.6    2,372.6
    Total liabilities          7,484.5    6,187.6    6,627.0
Stockholders' equity           4,351.8    4,094.3    4,184.5
    Total                    $11,836.3  $10,281.9  $10,811.5

DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
Millions of dollars           July 31    October 31 July 31
(Unaudited)                   2000       1999       1999
Assets
Cash and short-term
  investments                 $   198.6  $  183.8  $  213.9
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     198.6     183.8     213.9
Marketable securities             116.0     110.1     845.4
Receivables from
  unconsolidated subsidiaries
  and affiliates                  106.5       4.8       5.2
Trade accounts and notes
  receivables - net
Financing receivables - net     7,408.4   6,624.2   6,685.9
Other receivables                 136.8     144.5     381.3
Equipment on operating
  leases - net                  1,851.8   1,652.2   1,499.6
Inventories
Property and equipment - net       47.1      43.5      47.8
Investments in unconsolidated
  subsidiaries and affiliates      12.1       9.9       9.9
Intangible assets - net             1.6        .3       6.7
Prepaid pension costs
Other assets                      137.2      89.8      77.8
Deferred income taxes               5.6       5.2      28.0
Deferred charges                    8.5       7.2      35.3
    Total                     $10,030.2  $8,875.5  $9,836.8

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 4,234.9  $3,846.0  $4,021.4
Payables to unconsolidated
  subsidiaries and affiliates     401.7     358.1     294.5
Accounts payable and
  accrued expenses                601.1     540.8     841.3
Insurance and health care
  claims and reserves              55.8      55.4     402.5
Accrued taxes                      16.2       6.8      16.5
Deferred income taxes              45.8      55.8      12.7
Long-term borrowings            3,287.0   2,770.1   2,588.7
Retirement benefit accruals
  and other liabilities            25.5      21.3      36.1
    Total liabilities           8,668.0   7,654.3   8,213.7
Stockholders' equity            1,362.2   1,221.2   1,623.1
    Total                     $10,030.2  $8,875.5  $9,836.8

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
CONSOLIDATED CASH FLOWS             Consolidated Subsidiaries)
                                    Nine Months Ended
                                    July 31
Millions of dollars (Unaudited)     2000       1999
Cash Flows from Operating Activities
Net income                          $  414.4   $  268.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (213.2)     344.6
    Net cash provided by (used for)
      operating activities             201.2      613.3

Cash Flows from Investing Activities
Collections of financing receivables 4,914.9    4,540.3
Proceeds from sales of
  financing receivables                878.9    1,544.8
Proceeds from maturities and
  sales of marketable securities       242.0       98.0
Proceeds from sales of equipment
  on operating leases                  252.1      139.6
Cost of financing receivables
  acquired                          (6,504.6)  (6,043.2)
Purchases of marketable securities     (45.5)     (91.0)
Purchases of property and equipment   (203.9)    (181.0)
Cost of operating leases acquired     (666.9)    (594.9)
Acquisitions of businesses, net of
  cash acquired                       (621.9)    (167.3)
Increase in receivables with
  unconsolidated affiliates           (101.7)      (5.2)
Other                                  (14.4)      34.0
  Net cash used for investing
    activities                      (1,871.0)    (725.9)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         1,406.1     (523.1)
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings   2,345.0    2,249.8
Principal payments on long-term
  borrowings                        (1,885.4)  (1,372.3)
Proceeds from issuance of
  common stock                          15.4        3.5
Repurchases of common stock                       (46.2)
Dividends paid                        (154.4)    (154.0)
Other                                    (.5)      (1.6)
  Net cash provided by
    financing activities             1,726.2      156.1

Effect of Exchange Rate
  Changes on Cash                        (.2)       (.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  56.2       42.6
Cash and Cash Equivalents at
  Beginning of Period                  295.5      309.7
Cash and Cash Equivalents at
  End of Period                     $  351.7   $  352.3

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
CONSOLIDATED CASH FLOWS             Financial Services on the
                                    Equity Basis)
                                    Nine Months Ended
                                    July 31
Millions of dollars (Unaudited)     2000     1999
Cash Flows from Operating Activities
Net income                          $414.4   $268.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (668.0)    26.4
    Net cash provided by (used for)
      operating activities          (253.6)   295.1

Cash Flows from Investing Activities
Collections of financing receivables  27.4     17.1
Proceeds from sales of
  financing receivables
Proceeds from maturities and
  sales of marketable securities     202.8
Proceeds from sales of equipment
  on operating leases                  1.1
Cost of financing receivables
  acquired                            (3.3)   (22.7)
Purchases of marketable securities
Purchases of property and equipment (192.4)  (172.0)
Cost of operating leases acquired     (1.6)
Acquisitions of businesses, net of
  cash acquired                     (620.4)  (146.5)
Increase in receivables with
  unconsolidated affiliates
Other                                 (8.7)    26.0
  Net cash used for investing
    activities                      (595.1)  (298.1)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         489.4   (263.1)
Change in intercompany
  receivables/payables               (10.1)   (10.4)
Proceeds from long-term borrowings   751.9    499.8
Principal payments on long-term
  borrowings                        (204.8)   (18.6)
Proceeds from issuance of
  common stock                        15.4      3.5
Repurchases of common stock                   (46.2)
Dividends paid                      (154.4)  (154.0)
Other                                  (.5)    (1.6)
  Net cash provided by
    financing activities             886.9      9.4

Effect of Exchange Rate
  Changes on Cash                      (.4)     (.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                37.8      5.5
Cash and Cash Equivalents at
  Beginning of Period                229.1    207.9
Cash and Cash Equivalents at
  End of Period                     $266.9   $213.4

DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF              Nine Months Ended
CONSOLIDATED CASH FLOWS             July 31
Millions of dollars (Unaudited)     2000         1999
Cash Flows from Operating Activities
Net income                          $  133.3     $  149.8
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                 336.5        183.5
    Net cash provided by (used for)
      operating activities             469.8        333.3

Cash Flows from Investing Activities
Collections of financing receivables 4,887.5      4,523.2
Proceeds from sales of
  financing receivables                878.9      1,544.8
Proceeds from maturities and
  sales of marketable securities        39.2         98.0
Proceeds from sales of equipment
  on operating leases                  251.0        139.6
Cost of financing receivables
  acquired                          (6,501.3)    (6,020.5)
Purchases of marketable securities     (45.5)       (91.0)
Purchases of property and equipment    (11.5)        (9.0)
Cost of operating leases acquired     (665.3)      (594.9)
Acquisitions of businesses, net of
  cash acquired                         (1.5)       (20.7)
Increase in receivables with
  unconsolidated affiliates           (101.7)        (5.2)
Other                                  (19.5)         7.7
  Net cash used for investing
    activities                      (1,289.7)      (428.0)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           916.7       (260.0)
Change in intercompany
  receivables/payables                   6.5        (54.2)
Proceeds from long-term borrowings   1,593.1      1,750.0
Principal payments on long-term
  borrowings                        (1,680.7)    (1,353.7)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                         (15.0)       (15.0)
Other                                   13.9
  Net cash provided by
    financing activities               834.5         67.1

Effect of Exchange Rate
  Changes on Cash                         .2

Net Increase (Decrease) in Cash
  and Cash Equivalents                  14.8        (27.6)
Cash and Cash Equivalents at
  Beginning of Period                  183.8        241.5
Cash and Cash Equivalents at
  End of Period                     $  198.6     $  213.9

           Notes to Interim Financial Statements

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements represent the consolidation of all Deere & Company's subsidiaries. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment, commercial and consumer equipment and special technologies operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations. The insurance operations were sold during the fourth quarter of 1999.

2. Dividends declared and paid on a per share basis were as follows:

                        Three Months Ended   Nine Months Ended
                        July 31              July 31
                        2000      1999       2000      1999
     Dividends declared $.22      $.22       $.66      $.66
     Dividends paid     $.22      $ 22       $.66      $.66

3. The calculation of basic net income per share is based on the average number of shares outstanding during the nine months ended July 31, 2000 and 1999 of 234.2 million and 232.6 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4. Comprehensive income, which includes all changes in the Company's equity during the period except transactions with stockholders, was as follows in millions of dollars:

                          Three Months      Nine Months
                          Ended July 31     Ended July 31
                          2000     1999     2000     1999

Net income                $172.4   $68.9    $414.4   $268.7

Other comprehensive income
  (loss), net of tax:

Change in cumulative
  translation adjustment     3.2    (9.9)    (31.4)   (21.4)

Unrealized gain (loss) on
  marketable securities       .4   (12.7)     (4.8)   (10.5)

Comprehensive income      $176.0   $46.3    $378.2    236.8

Page 15